Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Dividend Advantage Municipal Fund 3
811-10345

The annual meeting of shareholders was held on July 25, 2011, at the offices of Nuveen Investments; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 31, 2011 and additionally adjourned to October 19, 2011.

Voting results are as follows:

 <c>Common and Preferred shares voting
together as a class
<c>  Preferred shares voting
together as a class
To approve the elimination of the Funds
fundamental investment policy relating to the Funds ability to make loans


   For
           24,332,520
             3,078,116
   Against
             1,824,471
                194,744
   Abstain
                795,844
                128,287
   Broker Non-Votes
             5,793,428
                721,043
      Total
           32,746,263
             4,122,190



To approve the new fundamental
investment policy relating to the Funds
ability to make loans


   For
           24,285,290
             3,060,616
   Against
             1,847,956
                212,244
   Abstain
                819,589
                128,287
   Broker Non-Votes
             5,793,428
                721,043
      Total
           32,746,263
             4,122,190

Proxy materials are herein incorporated by reference to the SEC filing on June 22, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11- 060814.